UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2015

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Supertel Hospitality, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2015, Condor Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it will postpone its special meeting of shareholders from September 3, 2015 to October 8, 2015, at 10:00 a.m., Central time, at Hilton Omaha, 1001 Cass Street, Omaha, Nebraska. Only holders of common stock, 10% Series B Cumulative Preferred Stock and 6.25% Series C Cumulative Convertible Preferred Stock of the Company of record as of the close of business on July 31, 2015 will be entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof.

The Company also announced in the press release that it extended its previously announced offer to exchange 5.38 shares of its common stock for each validly tendered and accepted share of 8% Series A Cumulative Preferred Stock and 13.71 shares of its common stock for each validly tendered and accepted share of 10% Series B Cumulative Preferred Stock, in each case, on the terms and subject to the conditions described in the Offer to Exchange dated August 6, 2015 and the related Letter of Transmittal, until 5:00 p.m., New York City time, on October 12, 2015, unless further extended or earlier terminated by the Company.

The exchange offer was previously scheduled to expire at 5:00 p.m., New York City time, on September 9, 2015. As of August 31, 2015 no shares of preferred stock had been tendered and not withdrawn and the last reported trading price on August 28, 2015 of the 8% Series A Cumulative Preferred Stock (NASDAQ: CDORP) was $7.00 and the 10% Series B Cumulative Preferred Stock (NASDAQ: CDORO) was $18.95.

Forward Looking Statement

Certain matters within this Form 8-K and exhibit are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the company’s filings with the Securities and Exchange Commission.

Important Information and Where to Find It

The securities to be offered in the exchange offer have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The company is relying on Section 3(a)(9) of the Securities Act of 1933 to exempt the exchange offer from the registration requirements of the Securities Act of 1933, and because the preferred stock was registered, the company believes that the common stock issued in the exchange offer will be freely tradeable by the recipients of such shares. The information in this press release regarding the exchange offer is not an offer to purchase or an offer to exchange or a solicitation of acceptance of the offer to exchange, which may be made only pursuant to the terms of the Offer to Exchange and related Letter of Transmittal. The full details of the exchange offer, including information on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials, which were distributed to holders of the Series A preferred stock and Series B preferred stock and filed with the SEC. Holders of Series A preferred stock and Series B preferred stock are urged to carefully read the Offer to Purchase, the Letter of Transmittal, and other related materials, as they contain important information, including the terms and conditions of the exchange offer. Holders of Series A preferred stock and Series B preferred stock may obtain free copies of the Offer to Purchase, the Letter of Transmittal, and other related materials that we filed with the SEC on the SEC’s website at www.sec.gov or by calling the Information Agent, D.F. King, Inc., toll-free at (800) 821-8780.

In connection with a special meeting of shareholders previously scheduled to be held on September 3, 2015, and now to be held on October 8, 2015, as maybe further postponed and/or adjourned, the company has filed a proxy statement with the SEC. Investors should read the proxy statement, as amended or supplemented, carefully before making any voting or investment decisions. The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the company in connection with the special meeting. Information regarding the officers and directors of the company is available in the company’s definitive proxy statement for the annual meeting held on June 10, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement for the special meeting. Additional copies are available for free at the company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701. Investors and security holders may obtain free copies of the proxy statement filed with the SEC at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: August 31, 2015	By:	/s/ Corrine L. Scarpello
		Name:	Corrine L. Scarpello
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 31, 2015.